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                                                                    EXHIBIT 23.3


                             KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                                 (614) 766-1459 FAX



April 24, 2000


Re:  Valuation Appraisal of DutchFork Bancshares, Inc.
     Newberry Federal Savings Bank
     Newberry, South Carolina


We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts, references to our opinion regarding subscription rights and the references to our Valuation Appraisal Report in, and the inclusion of our opinion and the Valuation Appraisal Report as exhibits to: the Registration Statement on Form SB-2 filed by DutchFork Bancshares and all amendments thereto; and the Application for Conversion on Form AC filed by Newberry Federal Savings Bank and all amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.

by: /s/ John A. Shaffer
   ---------------------
      John A. Shaffer
      Vice President